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                                                                                                                         EXHIBIT 5.5
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                                                OFFICE OF THE UNITED STATES TRUSTEE
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IN RE:                                                       )                     DEBTOR IN POSSESSION OPERATING REPORT
                                                             )
                Bachmann Companies, Inc.                     ) REPORT NUMBER                       4  Page 1 of 3
                                                             )         FOR THE PERIOD FROM:         1-Mar-00
                                                    DEBTOR   )                          TO:        31-Mar-00
                                                             )----------------------------------------------------------------------
------------------------------------------------------------
CHAPTER 11 CASE NO. SA99-22778-JR                            )
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
1.  Profit and Loss Statement
A.  Related to Business Operations:
       Gross Sales
                                                                     ---------------
       Less Sales Returns and Discounts
                                                                     ---------------
          Net Sales
                                                                                         ---------------
       Less:  Cost of Goods Sold

          Beginning Inventory at Cost                                ---------------

          Add:  Purchases                                            ---------------

          Less:  Ending Inventory at Cost                            ---------------

             Cost of Goods Sold
                                                                                         ---------------
       Gross Profit
                                                                                                             ---------------
       Other Operating Revenue (Specify)
                                                                                                             ---------------
Less:  Operating Expenses                                                                THE DEBTOR IS A NON-OPERATING COMPANY
       Officer Compensation
                                                                     ---------------
       Salaries & Wages - Other Employees
                                                                     ---------------
          Total Salaries & Wages
                                                                                         ---------------
          Employee Benefits
                                                                                         ---------------
       Payroll Taxes
                                                                     ---------------
       Real Estate Taxes
                                                                     ---------------
       Federal and State Income Taxes
                                                                     ---------------
          Total Taxes
       Rent and Lease Exp. (Real and Personal Property)
                                                                     ---------------
       Interest Expense (Mortgage, Loan, etc.)
                                                                     ---------------
       Insurance
                                                                     ---------------
       Automobile Expense
                                                                     ---------------
       Utilities (Gas, Electric, Water, Telephone, etc.)
                                                                     ---------------
       Depreciation and Amortization
                                                                     ---------------
       Repairs and Maintenance
                                                                     ---------------
       Advertising
                                                                     ---------------
       Supplies, Office Expenses, Photocopies, etc.
                                                                     ---------------
       Bad Debts
                                                                     ---------------
       Miscellaneous Operating Expenses (Specify)
                                                                     ---------------
          Total Operating Expenses
                                                                                         ---------------
       Net Gain/(Loss) from Business Operations
                                                                                                             ---------------
B.  Not Related to Business Operations
                                                                                                             ---------------
       Income:

          Interest Income
                                                                                         ---------------
          Other Non-Operating Revenues (Specify)
                                                                                         ---------------
          Gross Proceeds on Sale of Assets
                                                                     ---------------
          Less:  Original Cost of Assets plus Expenses of Sale
                                                                     ---------------
             Net Gain/(Loss) on Sale of Assets
                                                                                         ---------------
          Total Non-Operating Income
                                                                                                             ---------------
       Expenses Not Related to Business Operations:

          Legal and Professional Fees
                                                                                         ---------------
          Other Non-Operating Revenues (Specify)
                                                                                         ---------------
             Total Non-Operating Expenses
                                                                                                             ---------------
       NET INCOME /(LOSS) FOR PERIOD
                                                                                                             ===============
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Revised April 1989                                       OPERATING REPORT                                                     UST-4
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                  DEBTOR IN POSSESSION OPERATING REPORT NO. 4
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                                                                     Page 2 of 3

2. Aging of Accounts Payable and Receivable (exclude pre-petition debt from accounts payable):

                          -------------------------------------
                          Accounts Payable  Accounts Receivable
                          -------------------------------------
Current    Under 30 days                $0                   $0
Overdue    31 - 60 days                 $0                   $0
Overdue    61 - 90 days                 $0                   $0
Overdue    91 - 120 days                $0                   $0
Overdue    121 + days                   $0                   $0
Total                                   $0                   $0
                          -------------------------------------


3.  Statement of Status of Payments to Secured Creditors and Lessors:

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

-------------------------------------------------------------------------------------------------
                         Frequency of                                          Post-Petition
                         Payments per      Amount of                          Payments Not Made
Creditor/Lessor         Lease/Contract    Each Payment    Next Payment Due    Number     Amount
-------------------------------------------------------------------------------------------------
Wexford Management, LLC              Payments have been suspended due to the Chapter 11 filing

-------------------------------------------------------------------------------------------------
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4.  Tax Liability:

           Gross Payroll Expense For Period                $0
           Gross Sales for Period Subject to Sales Tax     $0

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                                           -------------------------------------------------
                                                                         Post Petition Taxes
                                           Date Paid     Amount Paid *       Still Owing
                                           -------------------------------------------------
Federal Payroll and Withholding Taxes                         $0
State Payroll and Withholding Taxes                           $0
State Sales and Use Tax                                       $0
Real Property Taxes
                                           -------------------------------------------------
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*   Attach photocopies of depository receipts from taxing authority or financial institution to verify that such deposits or payments have been made.

5.  Insurance Coverage

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                                    -------------------------------------------------------------------------------------
                                          Carrier/                       Amount of          Policy          Premium Paid
                                           Agent                         Coverage          Exp. Date         Thru Date
                                    -------------------------------------------------------------------------------------
Worker's Compensation
Liability
Fire and Extended Coverage           See attached for Insurance Coverage
Property
Theft
Life (Beneficiary:________________)
Vehicle
Other
                                     ------------------------------------------------------------------------------------

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                  DEBTOR IN POSSESSION OPERATING REPORT NO. 4
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                                                                     Page 3 of 3

6.  Questions:

    A. Has the Trustee provided to any officers, directors, shareholders, or other principals compensation without the approval of the Office of the United States Trustee?
          _____ :  Yes   Explain:_______________________________________________
          __X__ :  No

     B. Has the Trustee, subsequent to the filing of the petition made any payments on its pre-petition unsecured debt, except as have been authorized by the Court?
          _____ :  Yes   Explain:_______________________________________________
          __X__ :  No


7.  Statement of Unpaid Professional Fees (Post-Petition Only):

              ------------------------------------------------------------
                                                 Type        Post-Petition
                  Name of Professional        Professional    Unpaid Total
              ------------------------------------------------------------

              See the Thermatrix Inc. report for detail

              ------------------------------------------------------------


8. Narrative Report of Significant Events And Events Out Of The Ordinary Course Of Business:










9. Quarterly Fees: (This Fee must be paid to the United States Trustee every calendar quarter)

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                     Quarterly
  Quarterly        Disbursements      Quarterly                                                        Quarterly
Period Ending       for Quarter          Fee         Date Paid      Amount Paid      Check No.      Fee Still Owing
--------------------------------------------------------------------------------------------------------------------
   3/31/00             $0.00           $250.00                                                          $250.00

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I, Daniel Tedone, President, declare under penalty of perjury that the information contained in the above Debtor in Possession Operating Report, which is subject to further review and verification, is true and complete to the best of my knowledge.

Dated: 4/17/00                    Signed: /s/ Daniel S. Tedone
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